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Exhibit 23.2

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

              We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 21, 2004 (except for Note 14 as to which the date is May 27, 2004) in Amendment No. 4 to the Registration Statement (Form S-1 No. 333-116384) and related Prospectus of Theravance, Inc. for the registration of shares of its common stock.

Ernst & Young LLP

Palo Alto, California

              The foregoing consent is in the form that will be signed upon the completion of the reverse stock split described in Note 2 to the financial statements.

/s/ Ernst & Young LLP

Palo Alto, California
September 24, 2004

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  Exhibit 23.2
Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm